                                                               EXHIBIT 99.485(B)




                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                October 27, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     Kemper State Tax-Free Income Series

To The Commission:

         We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 23 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485, we hereby represent that such amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                           Very truly yours,

                                           /s/ Vedder, Price, Kaufman & Kammholz

                                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ